Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-33214, 333-47824, and 333-136863) of Pinnacle Data Systems, Inc. of our report relating to the financial statements of Pinnacle Data Systems, Inc. dated March 21, 2007, appearing in the Annual Report on Form 10-K of Pinnacle Data Systems, Inc. for the year ended December 31, 2006.

/s/ HAUSSER + TAYLOR LLC
Columbus, Ohio March 29, 2007